OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Annual Period Ended March 31, 2017

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

WS:MFG_Philadelphia:910014:v1

WS:MFG_Philadelphia:900470:v2